UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Gaming and Leisure Properties, Inc.

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Gaming and Leisure Properties, Inc.

Supplement to Proxy Statement dated April 30, 2019

For the Annual Meeting of Shareholders

To be Held on June 13, 2019

Withdrawal of Director Nominee

This proxy statement supplement, dated May 31, 2019 (the “Supplement”), provides updated information with respect to the 2019 Annual Meeting of Shareholders of Gaming and Leisure Properties, Inc. (the “Company”) to be held on June 13, 2019 (the “Annual Meeting”).

On or about April 30, 2019, the Company commenced mailing to its shareholders a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”), through which the Company is providing to its shareholders access to its proxy materials, including the Notice of the Annual Meeting and the Definitive Proxy Statement for the Annual Meeting (the “Proxy Statement”). This Supplement describes a recent change in the proposed nominees for election to the Board of Directors (the “Board”) of the Company and replaces and supersedes any inconsistent information set forth in the Proxy Statement.

As described in greater detail in a Current Report on Form 8-K filed with the Securities and Exchange Commission on May 31, 2019, Mr. David A. Handler resigned from the Board effective May 28, 2019 and accordingly will not stand for re-election to the Board at the Annual Meeting. As a result, Mr. Handler’s name has been withdrawn from nomination for re-election to the Board. The Board has determined that no other nominee for election at the Annual Meeting will be named in place of Mr. Handler. However, as more fully described on pages 54-55 of the Proxy Statement, the Nominating and Corporate Governance Committee is in the process of identifying potential candidates that will improve the diversity of the Board’s membership. The Board also appointed Mr. James B. Perry as Chairman of the Compensation Committee of the Board, a position that had previously been occupied by Mr. Handler.

The remaining nominees named in the Proxy Statement will continue to stand for re-election at the Annual Meeting. Notwithstanding Mr. Handler’s withdrawal as a nominee for re-election to the Board, the Notice of Internet Availability and the form of proxy card made available with the Notice of the Annual Meeting remain valid; however, any votes that are submitted with instructions to vote for all of the Board’s nominees will be voted only for the remaining six nominees named in the Proxy Statement, and instruction to vote for Mr. Handler will be disregarded. If you have already submitted your proxy or provided voting instructions, you do not need to take any action unless you wish to change your vote. Proxies already submitted by shareholders will remain valid and will be voted at the Annual Meeting, unless changed or revoked as described on page 58 of the Proxy Statement. None of the other agenda items to be acted upon at the Annual Meeting, which are described in the Proxy Statement, are affected by this Supplement.